As filed with the Securities and Exchange Commission on April 6, 2004

File No. 333-106419

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWEST GAS CORPORATION (Exact Name of Registrant as Specified in Its Charter)	SOUTHWEST GAS CAPITAL II SOUTHWEST GAS CAPITAL III SOUTHWEST GAS CAPITAL IV
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	Delaware Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)

88-0085720 (I.R.S. Employer Identification Number)	To Be Applied For To Be Applied For To Be Applied For
(I.R.S. Employer Identification Number)

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrants’ Principal Executive Offices)

GEORGE C. BIEHL

Executive Vice President, Chief Financial Officer and Corporate Secretary

Southwest Gas Corporation

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (7)

Southwest Gas Corporation Debt Securities			(1)

Southwest Gas Corporation Preferred Stock (without par value)			(1)(2)

Southwest Gas Corporation Depositary Shares			(1)(2)(3)

Southwest Gas Corporation Common Stock ($1 par value)			(1)(4)

Preferred Trust Securities of Southwest Gas Capital II			(1)(5)

Preferred Trust Securities of Southwest Gas Capital III			(1)(5)

Preferred Trust Securities of Southwest Gas Capital IV			(1)(5)

Southwest Gas Corporation Guarantee of the Above-Referenced Preferred Trust Securities (“Preferred Trust Securities Guarantee”)			(1)(6)

Southwest Gas Corporation Trust Debt Securities			(1)(5)

Total	$300,000,000	100%	$300,000,000	$24,270

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

(1)	There are being registered hereunder such presently indeterminate principal amount or number of (a) shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities and Trust Debt Securities which may be sold from time to time by Southwest Gas Corporation and (b) Preferred Trust Securities which may be sold from time to time by Southwest Gas Capital II, Southwest Gas Capital III or Southwest Gas Capital IV and which will be guaranteed as set forth hereunder by Southwest Gas Corporation. In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $300,000,000.
(2)	Shares of Preferred Stock and Depositary Shares may be issuable upon conversion of Debt Securities registered hereby.
(3)	In the event Southwest Gas Corporation elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under any such Deposit Agreement. Preferred Stock may be issued, in certain circumstances, upon surrender of the Depositary Shares.
(4)	Shares of Common Stock may be issuable in primary offerings and upon conversion of the Preferred Stock or Debt Securities registered hereby.
(5)	Trust Debt Securities may be issued and sold to Southwest Gas Capital II, Southwest Gas Capital III or Southwest Gas Capital IV, in which event such Trust Debt Securities may later be distributed to the holders of Preferred Trust Securities upon a dissolution of Southwest Gas Capital II, Southwest Gas Capital III or Southwest Gas Capital IV and the distribution of the assets thereof. No separate consideration will be received for the Trust Debt Securities.
(6)	This Registration Statement is deemed to include backup undertakings of Southwest Gas Corporation to provide certain indemnities in respect of and pay and be responsible for certain expenses, costs, liabilities and debts of Southwest Gas Capital II, Southwest Gas Capital III and Southwest Gas Capital IV and such other obligations of Southwest Gas Corporation set forth in the respective trust agreements, trust debt indentures, the Trust Debt Securities and the Preferred Trust Securities Guarantee, in each case as further described in this Registration Statement. No separate consideration will be received for Southwest Gas Corporation’s agreements as to expenses and liabilities. Pursuant to Rule 457(n) under the Securities Act, no fee is payable with respect to this Preferred Trust Securities Guarantee and back-up undertakings.
(7)	Previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 6, 2004

PROSPECTUS

$300,000,000

SOUTHWEST GAS CORPORATION

Debt Securities, Trust Debt Securities, Preferred Stock, Depositary Shares and Common Stock

SOUTHWEST GAS CAPITAL II

SOUTHWEST GAS CAPITAL III

SOUTHWEST GAS CAPITAL IV

Preferred Trust Securities

Guaranteed, to the extent set forth herein, by Southwest Gas Corporation

We may offer and sell the securities from time to time in one or more offerings. The types of securities that Southwest may offer are common stock, debt securities (including debt securities convertible into common stock, preferred stock or depositary shares) and preferred stock (including preferred stock convertible into common stock). Southwest may also issue fractional shares of preferred stock by issuing depositary shares.

Southwest Gas Capital II, Southwest Gas Capital III and Southwest Gas Capital IV are each trusts that may issue preferred trust securities. Southwest may issue trust debt securities to each of the trusts. These trust debt securities may be distributed to holders of the applicable preferred trust securities upon liquidation of the trusts. All of the common trust securities of each of the trusts will be owned by Southwest. Southwest will also guarantee payments on the preferred trust securities (to the extent not previously paid) by executing a guarantee and other documents that, together, have the effect of providing a full, irrevocable and unconditional guarantee of the obligations under the preferred trust securities.

This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

The common stock of Southwest is listed on the New York Stock Exchange under the symbol “SWX”. We are also obligated to list any preferred trust securities that may be issued and any trust debt securities that may be distributed to holders of preferred trust securities. Unless otherwise provided in a prospectus supplement, we will not list any of the other types of securities being offered.

See “Company Risk Factors” beginning on page 3 for certain risks you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $300,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Corporation and its consolidated subsidiaries.

COMPANY RISK FACTORS

Although we are not able to predict all factors that may affect future results, described below are some of the risk factors identified by us that may have a negative impact on our future financial performance or affect whether we achieve the goals or expectations expressed or implied in any forward-looking statements contained herein.

Our liquidity, and in certain circumstances, our earnings, may be reduced during periods in which natural gas prices are rising significantly or are more volatile.

Rate schedules in each of our service territories contain purchased gas adjustment clauses which permit us to file for rate adjustments to recover increases in the cost of purchased gas. Increases in the cost of purchased gas have no direct impact on our profit margins, but do affect cash flows and can therefore impact the amount of our capital resources. We have used short-term borrowings in the past to temporarily finance increases in purchased gas costs, and we expect to do so during 2004, if the need again arises.

We may file requests for rate increases to cover the rise in the costs of purchased gas. Due to the nature of the regulatory process, there is a risk of a disallowance of full recovery of these costs during any period in which there has been a substantial run-up of these costs or our costs are more volatile. Any disallowance of purchased gas costs may reduce cash flow and earnings.

Increases in the cost of natural gas may arise from a variety of factors, including weather, changes in demand, the level of production and availability of natural gas, transportation constraints, transportation capacity cost increases, federal and state energy and environmental regulation and legislation, the degree of market liquidity, natural disasters, wars and other catastrophic events, and the success of our strategies in managing price risk.

Governmental policies and regulatory actions can reduce our earnings.

Governmental policies and regulatory actions, including those of the ACC, the CPUC, the FERC, and the PUCN relating to allowed rates of return, rate structure, purchased gas and investment recovery, operation and construction of facilities, present or prospective wholesale and retail competition, changes in tax laws and policies, and changes in and compliance with environmental and safety laws and policies, can reduce our earnings. Risks and uncertainties relating to delays in obtaining regulatory approvals, conditions imposed in regulatory approvals, or determinations in regulatory investigations can also impact financial performance.

We are unable to predict what types of conditions might be imposed on Southwest or what types of determinations might be made in pending or future regulatory proceedings or investigations. We nevertheless believe that it is not uncommon for conditions to be imposed in regulatory proceedings, for Southwest to agree to conditions as part of a settlement of a regulatory proceeding, or for determinations to be made in regulatory investigations that will reduce our earnings and liquidity. For example, we may request recovery of a particular operating expense in a general rate case filing that a regulator disallows.

Significant customer growth in Arizona and Nevada could strain our capital resources.

        We continue to experience significant population and customer growth throughout our service territories. During 2003, we added 67,000 customers, a five percent growth rate. Another 9,000 customers were added in October 2003 with the Black Mountain Gas Company acquisition. Over the past ten years, customer growth has averaged five percent per year. This growth has required large amounts of capital to finance the investment in new transmission and distribution plant. In 2003, our natural gas construction expenditures totaled $228 million. Approximately 72 percent of these current-period expenditures represented new construction, and the balance represented costs associated with routine replacement of existing transmission, distribution, and general plant.

Cash flows from operating activities (net of dividends) have been inadequate, and are expected to continue to be inadequate, to fund all necessary capital expenditures. We have funded this shortfall through the issuance of additional debt and equity securities, and expect to continue to do so. However, our ability to issue additional securities is dependent upon, among other things, conditions in the capital markets, regulatory authorizations, and our level of earnings.

Significant customer growth in Arizona and Nevada could also impact earnings.

Our ability to earn the rates of return authorized by the ACC and the PUCN is also more difficult because of significant customer growth. The rates we charge our distribution customers in Arizona and Nevada are derived using rate base, cost of service, and cost of capital experienced in an historical test year, as adjusted. This results in “regulatory lag” which delays our recovery of some of the costs of capital improvements and operating costs from customers in Arizona and Nevada.

Our earnings are greatly affected by variations in temperature during the winter heating season.

The demand for natural gas is seasonal and is greatly affected by temperature. Variability in weather from normal temperatures can materially impact results of operations. On cold days, use of gas by residential and commercial customers may be as much as six times greater than on warm days because of the increased use of gas for space heating. Weather has been and will continue to be one of the dominant factors in our financial performance.

Uncertain economic conditions may affect our ability to finance capital expenditures.

Our ability to finance capital expenditures and other matters will depend upon general economic conditions in the capital markets. The direction of interest rates is uncertain. Declining interest rates are generally believed to be favorable to utilities while rising interest rates are believed to be unfavorable because of the high capital costs of utilities. In addition, our authorized rate of return is based upon certain assumptions regarding interest rates. If interest rates are lower than assumed rates, our authorized rate of return in the future could be reduced. If interest rates are higher than assumed rates, it will be more difficult for us to earn our currently authorized rate of return.

A significant reduction in our credit ratings could materially and adversely affect our business, financial condition and results of operations.

We cannot be certain that any of our current ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. Any downgrade could increase our borrowing costs, which would diminish our financial results. We would likely be required to pay a higher interest rate in future financings, and our potential pool of investors and funding sources could decrease. A downgrade could require additional support in the form of letters of credit or cash or other collateral and otherwise adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the additional information described under the heading “Where You Can Find More Information” contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which we refer to as the Reform Act. All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding our plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions. The words “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words and expressions are generally used and intended to identify forward-looking statements. All forward-looking statements are intended to be subject to the safe harbor protections provided by the Reform Act.

A number of important factors affecting our business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, changes in natural gas prices, our ability to recover costs through our purchased gas adjustment mechanism, the effects of regulation/deregulation, the timing and amount of rate relief, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, changes in pipeline capacity for the transportation of gas and related costs, acquisitions and management’s plans related thereto, competition and our ability to raise capital in external financings or through our Dividend Reinvestment and Stock Purchase Plan. In addition, we can provide no assurance that our discussions regarding certain trends relating to our financing, operations and maintenance expenses will continue in future periods.

All forward-looking statements in this prospectus are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update or revise any of our forward-looking statements even if experience or future changes show that the indicated results or events will not be realized. We caution you not to unduly rely on any forward-looking statement(s).

You should also consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Southwest files reports, proxy statements and other information with the SEC. Information filed with the SEC by Southwest can be read and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site that contains reports, proxy statements and other information about issuers, such as Southwest, who file electronically with the SEC. The address of that site is www.sec.gov. We also make our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports available, free of charge, through our web site at www.swgas.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on Southwest’s web site does not constitute part of this prospectus.

Southwest’s common stock is listed on the New York Stock Exchange (NYSE: SWX) and the Pacific Exchange (PCX: SWX), and reports, proxy statements and other information concerning Southwest can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange, 301 Pine Street, San Francisco, California 94104. In addition, reports, proxy statements and other information concerning Southwest can be inspected at its offices at 5241 Spring Mountain Road, Las Vegas, Nevada 89150.

This prospectus is part of a registration statement that we and Southwest Gas Capital II, Southwest Gas Capital III and Southwest Gas Capital IV filed with the SEC. The full registration statement may be obtained from the SEC or Southwest, as indicated below. Forms of the indentures, and other documents establishing the terms of the offered securities and the preferred trust securities guarantee, may be filed as exhibits to the registration statement or in a current report on Form 8-K. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Southwest.

SEC Filings	Period
Annual Report on Form 10-K	Year Ended December 31, 2003
Current Reports on Form 8-K	Dated March 23, 2004 and March 24, 2004

We are also incorporating by reference the description of Southwest’s common stock contained in its Form 8-K dated July 22, 2003 and all additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of the offering of securities described in this prospectus.

Southwest will provide, without charge, to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

Southwest Gas Corporation

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

SOUTHWEST GAS CORPORATION

Southwest is a California corporation principally engaged in the business of purchasing, transporting and distributing natural gas in portions of Arizona, Nevada and California. Our several service areas are geographically as well as economically diverse. Southwest is the largest distributor in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. We are also the largest distributor and transporter of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, we distribute and transport natural gas in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County. Southwest also provides local gas distribution companies with trenching and installation, replacement and maintenance services for underground natural gas distribution systems, through Northern Pipeline Construction Co., a wholly owned subsidiary.

Southwest is subject to regulation by the Arizona Corporation Commission (“ACC”), the Public Utilities Commission of Nevada (“PUCN”), and the California Public Utilities Commission (“CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission (“FERC”).

Our administrative offices are located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237.

THE TRUSTS

Southwest Gas Capital II, Southwest Gas Capital III and Southwest Gas Capital IV (individually a “Trust” and collectively the “Trusts”) are statutory trusts formed under Delaware law pursuant to (i) a trust agreement (the “trust agreement”) executed by Southwest, as sponsor for the Trusts (the “Sponsor”), and Trustees (as defined herein) of the Trusts and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 23, 2003. Each Trust exists for the exclusive purposes of (i) issuing the preferred trust securities and common trust securities representing undivided beneficial interests in the assets of the Trusts (the “common trust securities” and, together with the preferred trust securities, the “trust securities”), (ii) investing the gross proceeds from the sale of the trust securities in the trust debt securities, and (iii) engaging in only those other activities necessary or incidental thereto.

Each Trust’s business and affairs will be conducted by the trustees (the “Trustees”) appointed by Southwest as the direct holder of all the common trust securities. Unless an event of default under a trust agreement has occurred and is continuing, the holder of the common trust securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of the Trusts; provided that the number of Trustees may not be reduced to less than one for any particular Trust. The number of Trustees of each Trust will initially be three, one of which will have its principal place of business in the State of Delaware. The duties and obligations of the Trustees will be governed by the Trust Agreements. The address for the Trusts is c/o Southwest Gas Corporation, the sponsor of the Trusts, at Southwest’s corporate headquarters located at 5241 Spring Mountain Road, Las Vegas, Nevada 89150, telephone (702) 876-7237.

USE OF PROCEEDS

Unless stated otherwise in the prospectus supplement, the proceeds from the sale of offered securities will be used to retire indebtedness and for general corporate purposes, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves.

ACCOUNTING TREATMENT RELATED TO PREFERRED TRUST SECURITIES

FASB Interpretation No. 46 “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“FIN 46”) addresses consolidation by business enterprises of variable interest entities. Southwest Gas Capital II, which issued $100 million of preferred trust securities in August 2003, meets the definition of a variable interest entity. The other Trusts, upon issuance of preferred trust securities, are also expected to be variable interest entities.

Our obligations under the subordinated debentures, the trust agreement, the guarantee of payment of certain distributions, redemption payments and liquidation payments with respect to the preferred trust securities to the extent that the Trust has funds available therefore and the indenture governing the subordinated debentures, including our agreement pursuant to such indenture to pay all fees and expenses of the Trust, other than with respect to the preferred trust securities and common securities, taken together, constitute a full and unconditional guarantee on a subordinated basis by us of payments due on the preferred trust securities.

Although we own 100 percent of the common voting securities of Southwest Gas Capital II and have made the guarantees noted above, under current interpretations of FIN 46, we are not considered the primary beneficiary of the Trust and therefore the Trust is not consolidated. Our financial statements therefore will reflect a liability to the Trust for the subordinated debentures we issued instead of the preferred trust securities issued by the Trust.

Our financial statements will include a footnote that discloses, among other things, that the assets of a Trust consist of our trust debt securities and will specify the designation, principal amount, interest rate or formula and maturity date of the trust debt securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges for Southwest.

	For the Year Ended December 31,
	2003	2002	2001	2000	1999
Ratios of earnings to fixed charges (1):	1.60	1.68	1.59	1.60	1.78

(1)	For purposes of computing the ratios of earnings to fixed charges, earnings are defined as the sum of pretax income from continuing operations plus fixed charges. Fixed charges consist of all interest expense including capitalized interest, one-third of rent expense (which approximates the interest component of such expense), preferred securities distributions, and amortized debt costs.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth the general terms and provisions of the debt securities that Southwest may offer by this prospectus. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated debt.

The debt securities will be issued in one or more series under the indenture dated July 15, 1996 between us and BNY Midwest Trust Company, as successor trustee to The Bank of New York, as trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.

The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the prospectus supplement or supplements.

General

We may issue an unlimited amount of debt securities under the indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southwest will be unsecured obligations.

We refer you to the prospectus supplement for a description of the following terms of the series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the principal amount of the debt securities;

(c)	the date or dates on which principal will be payable or how to determine the dates;

(d)	the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” and any record dates for the interest payable on the interest payment dates;

(e)	any obligation or option to redeem, purchase or repay debt securities, or any option of the registered holder to require Southwest to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

(f)	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

(g)	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

(h)	whether the debt securities are to be issued in whole or in part in bearer form and, if so, the terms and conditions for the payment of interest;

(i)	the opportunity to convert or exchange debt securities to common stock, preferred stock or other debt securities; and

(j)	any other terms of the debt securities.

Payment of Debt Securities

Interest

Unless indicated differently in a prospectus supplement, we will pay interest on the debt security on each interest payment date by check mailed and/or wire transferred to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

(a)	We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)	Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

Principal

Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as our paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the prospectus supplement.

In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent and may appoint one or more additional paying agents.

Form; Transfers; Exchanges

The debt securities will be issued in fully registered, bearer, coupon or global form and in denominations that are even multiples of $1,000, unless otherwise provided in a prospectus supplement.

With respect to debt securities that are not issued in book-entry form, you may exchange or transfer debt securities of a series issued in one denomination for debt securities of the same series issued in different denominations that are even multiples of $1,000, unless otherwise provided in the prospectus supplement. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars.

Except as otherwise provided in a prospectus supplement, there will be no service charge for any such transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block any such transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Global Securities

The debt securities may be issued in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. Under this arrangement, the depositary will hold the certificate for the debt securities and establish a book entry registration and transfer system to cover the beneficial ownership of the debt securities. The book entry registration and transfer system is designed to eliminate the need to hold individual certificates representing the debt securities and ease the transfer and exchanges of interests, without affecting the rights and interests you may have as an owner of an interest in the debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be issued in global form will be described in the prospectus supplement.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any part of a series are to be redeemed, the trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the trustee will choose a method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.

Events of Default

An “event of default” occurs with respect to debt securities of any series if:

(a)	we do not pay any interest on any debt securities of the series within 30 days of the due date;

(b)	we do not pay principal or premium on any debt securities of the series on its due date;

(c)	we do not pay any sinking fund payments, when due, on any debt securities of the series;

(d)	we remain in breach of a covenant or warranty (excluding covenants and warranties solely to a specific series) of the indenture for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of 25% of the principal amount of debt securities of the series;

(e)	we do not pay any portion of the principal of any other debt, including debt securities of any other series, with the principal amount outstanding of at least $15,000,000, when due and payable, for ten business days after we have received written notice of the default stating we are in breach and requiring remedy of the breach; notice must be sent by either the trustee or registered holders of 25% of the principal amount of debt securities of the series;

(f)	file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

(g)	any other event of default specified in the prospectus supplement occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. There is no automatic acceleration, even in the event of our bankruptcy, insolvency, receivership or reorganization.

Rescission of Acceleration

After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	we pay or deposit with the trustee a sum sufficient to pay:

(1)	all overdue interest;

(2)	the principal of and any premium which have become due otherwise than by the declaration of acceleration and overdue interest on these amounts;

(3)	interest on overdue interest to the extent lawful; and

(4)	all amounts due to the trustee under the indenture; and

(b)	all events of default, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control By Registered Holders; Limitations

Subject to the indenture, if an event of default with respect to the debt securities of any one series occurs and is continuing, the registered holders of a majority in the principal amount of the outstanding debt securities of that series will have the right to:

(a)	direct the time, method and place of conducting any proceeding for any remedy available to the trustee; or

(b)	exercise any trust or power conferred on the trustee with respect to the debt securities of the series; provided that

(i)	the registered holders’ directions will not conflict with any law or the indenture; and

(ii)	the registered holders’ directions may not involve the trustee in personal liability where the trustee believes indemnity is not adequate.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction.

In addition, the indenture provides that no registered holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default;

(b)	the registered holders of 25% in aggregate principal amount of the outstanding debt securities of all affected series, considered as one class, have made written request to the trustee to institute proceedings in respect of that event of default;

(c)	the registered holders have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(d)	for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of the affected series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders.

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

The trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (d) under “Events of Default,” no notice shall be given to the registered holders until at least 30 days after the occurrence thereof. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement as to the compliance by Southwest with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the registered holders of all debt securities of the series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security.

Compliance with certain covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class.

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Subject to the provisions described in the next paragraph, Southwest will preserve its corporate existence.

Southwest has agreed not to consolidate with or merge into any other entity, or to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(a)	the entity formed by the consolidation or into which Southwest is merged, or the entity which acquires or which leases the property and assets of Southwest substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities (or the debt securities guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of Southwest as the case may be, under the indenture; and

(b)	immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the prospectus supplement.

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

(a)	to evidence the succession of another entity to Southwest; or

(b)	to add one or more covenants of Southwest or other provisions for the benefit of the registered holders of all or any series of debt securities, or to surrender any right or power conferred upon Southwest; or

(c)	to add any additional events of default for all or any series of debt securities; or

(d)	to change or eliminate any provision of the indenture or to add any new provision to the indenture provided that such change, elimination or addition does not affect any outstanding security; or

(e)	to establish the form or terms of debt securities of any series as permitted by the indenture; or

(f)	to add to or change any of the provisions with respect to bearer securities, provided that such action will not adversely affect the holders of such securities; or

(g)	to evidence and provide for the acceptance of appointment of a successor trustee; or

(h)	to cure any ambiguity, or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect.

If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or the elimination of provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and Southwest and the trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

With Registered Holder Consent

We and the trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security directly affected thereby:

(a)

change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, impair the right to bring suit to enforce any payment, or modify the provisions of this indenture with respect to conversion or exchange in a manner adverse to the holders;

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	modify certain of the provisions in the indenture relating to supplemental indentures.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Miscellaneous Provisions

The indenture provides that certain debt securities, including those for which payment or redemption money have been deposited or set aside in trust as described under “Defeasance and Covenant Defeasance” below, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date.

Defeasance and Covenant Defeasance

The indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

(a)	discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance”; and

(b)	released from our obligations under certain covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payment or upon redemption.

The indenture permits defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants described in the description of covenant defeasance above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required thereafter to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance should not be treated as a taxable exchange. To exercise defeasance or covenant defeasance with respect to any series of debt securities, we are required to deliver to the trustee an opinion of independent counsel to the effect that the exercise thereof would not cause the holders of the debt securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice to us.

The trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the trustee will be deemed to have resigned.

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF

COMMON AND PREFERRED STOCK

The following description of Southwest’s common stock and preferred stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

The authorized capital stock of Southwest consists of (1) 45,000,000 shares of Southwest common stock, with a $1.00 par value and (2) 5,000,000 shares of preferred stock, without par value. As of March 9, 2004, there were issued and outstanding 34,517,481 shares of Southwest common stock and no shares of Southwest preferred stock. No other classes of capital stock are authorized under Southwest’s articles of incorporation.

Common Stock

The holders of Southwest common stock are entitled to receive such dividends as the Southwest board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest preferred stock. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to cumulative voting rights with respect to the election of directors and any class or series voting rights of holders of preferred stock.

In the event of any liquidation, dissolution or winding up of Southwest, whether voluntary or involuntary, the holders of shares of Southwest common stock, subject to any rights of the holders of outstanding shares of Southwest preferred stock, are entitled to receive any remaining assets of Southwest after the discharge of its liabilities.

Holders of Southwest common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Southwest common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Southwest is the registrar and transfer agent for its common stock.

Preferred Stock

The Southwest board of directors is authorized, pursuant to Southwest’s articles of incorporation, to issue up to 5,000,000 shares of Southwest preferred stock in one or more series and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

(a)	the title and stated value of the preferred stock;

(b)	voting rights, if any, of the preferred stock;

(c)	any rights and terms of redemption (including sinking fund provisions);

(d)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

(e)	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

(f)	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

(g)	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of preferred stock, including the conversion price (or manner of calculation) and conversion period;

(h)	the provision for redemption, if applicable, of the preferred stock;

(i)	the provisions for a sinking fund, if any, for the preferred stock;

(j)	liquidation preferences;

(k)	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(l)	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

(a)	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(b)	the procedures for any auction and remarketing, if any, for the preferred stock;

(c)	any listing of the preferred stock on any securities exchange; and

(d)	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Rank

Unless we specify otherwise in the prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

(a)	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

(b)	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

(c)	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Unless otherwise indicated in a prospectus supplement, Southwest will be the transfer agent, dividend and redemption price disbursement agent, and registrar for each series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Southwest may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Common and Preferred Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

Southwest will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF TRUST DEBT SECURITIES

General

If specified in the prospectus supplement, the trust debt securities will be issued in one or more series under the Trust Debt Indenture to be entered into between us and BNY Midwest Trust Company, as trustee (the “Trustee”). The initial series of trust debt securities to be issued thereunder is provided for in the form of the Trust Debt Indenture which is filed as an exhibit to the registration statement of which this prospectus is a part. The ranking of each series of trust debt securities will be specified in the prospectus supplement. Each series of trust debt securities will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Trust Debt Indenture, to all of our Senior Indebtedness. See “—Subordination.” The Trust Debt Indenture does not limit the incurrence or issuance of Senior Indebtedness by us. As used in this portion of the prospectus, the term “trust debt securities” means the debt securities to be issued under the Trust Debt Indenture that will comprise the assets of an issuing Trust and not any other debt securities that could comprise the assets of an issuing Trust.

You should read the relevant prospectus supplement for a description of the material terms of any series of trust debt securities being offered, including:

(a)	the title of the series of trust debt securities;

(b)	the aggregate principal amount of the series and any limit on the aggregate principal amount of such series of trust debt securities;

(c)	the date or dates on which the principal of the trust debt securities of the series shall be payable or how the date or dates will be determined;

(d)	the interest rate or rates, which may be fixed or variable, that the trust debt securities of the series will bear, if any, or how the rate or rates will be determined;

(e)	any terms regarding redemption;

(f)	the ranking of the series of trust debt securities;

(g)	the maximum extension period for such series of trust debt securities; and

(h)	any other material terms of the series of trust debt securities.

Certain federal income tax consequences and special considerations relating to the series of trust debt securities will be described in an accompanying prospectus supplement.

Option to Extend Interest Payment Period

Under the Trust Debt Indenture, we have the right to defer payments of interest by extending the interest payment period for a series of trust debt securities for up to the specified maximum extension period provided for that series, except that no extension period can extend beyond the maturity or any redemption date of that series of trust debt securities. We can also extend or shorten an existing extension period. At the end of an extension period, we will be obligated to pay all interest then accrued and unpaid (together with interest on those accrued and unpaid amounts to the extent permitted by applicable law). During any extension period, we may not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than (1) repurchases, redemptions or other acquisitions of shares of our capital stock in connection with the satisfaction of our obligations under any employee benefit plans, (2) as a result of an exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock on the security being converted or exchanged), or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the trust debt securities. We are also prohibited from making any guarantee payments with respect to any outstanding preferred trust securities issued by any Trust or similar entity during any extension period. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. We will be required to give notice to the Trustee and cause the Trustee to give notice to the holders of the series of trust debt securities of our election to begin an extension period, or any shortening or extension of a period in advance of the record date.

Subordination

Payments on the trust debt securities will be subordinated to the prior payment in full of all amounts payable on our Senior Indebtedness. At December 31, 2003, the outstanding Senior Indebtedness of the Company (including accrued interest) was approximately $1.1 billion.

“Senior Indebtedness” is defined in the Trust Debt Indenture as the principal of and premium, if any, and unpaid interest on:

(a)	our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the Trust Debt Indenture or created later, incurred, assumed or guaranteed, for money borrowed, unless the terms of that indebtedness provide that it is not senior or prior in right of payment to the trust debt securities, and

(b)	renewals, extensions, modifications and refundings of that indebtedness.

Upon any payment or distribution of our assets or securities, upon our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on the Senior Indebtedness after the commencement of a bankruptcy, insolvency or similar proceeding) will be paid in full before the holders of the trust debt securities will be entitled to receive from us any payment of principal of, or premium, if any, or interest on, the trust debt securities or distributions of any assets or securities.

No direct or indirect payment by or on our behalf of principal of, or premium, if any, or interest on, the trust debt securities will be made if there is:

(a)	a default in the payment of all or any portion of any Senior Indebtedness, or

(b)	any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, the required notice has been given to the Trustee and the default has not been cured or waived by or on behalf of the holders of the Senior Indebtedness.

If the Trustee or any holder of the trust debt securities receives any payment of the principal of, or premium, if any, or interest on, the trust debt securities when that payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then that payment will be received and held in trust for the holders of Senior Indebtedness and will be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full.

Nothing in the Trust Debt Indenture limits the right of the Trustee or the holders of the trust debt securities to take any action to accelerate the maturity of the trust debt securities or to pursue any rights or remedies against us, as long as all Senior Indebtedness is paid before holders of the trust debt securities are entitled to receive any payment from us of principal of, or premium, if any, or interest on, the trust debt securities.

Upon the payment in full of all Senior Indebtedness, the holders of the trust debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments from us or distributions of our assets made on the Senior Indebtedness until the trust debt securities are paid in full.

Denominations, Registration and Transfer

Trust debt securities of a series are issuable only in registered form. The Trust Debt Indenture also provides that trust debt securities of a series may be issuable in global form. Unless otherwise provided in the prospectus supplement, trust debt securities (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000.

With respect to trust debt securities that are not issued in book-entry form, you may exchange or transfer trust debt securities of a series issued in one denomination for trust debt securities of the same series issued in different denominations that are even multiples of $1,000, unless otherwise provided in the prospectus supplement. Registered securities of a series may be presented for registration of such transfer and for exchange:

(a)	at each office or agency required to be maintained by us for payment of such series as described in “—Payment and Paying Agents” below, and

(b)	at each other office or agency that we may designate from time to time for those purposes.

No service charge will be made for any such transfer or exchange of trust debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

We will not be required to:

(a)	issue or register any such transfer of or exchange trust debt securities during a period beginning at the opening of business 15 days before any selection of trust debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(b)	register any such transfer of or exchange any trust debt security, or portion thereof, called for redemption, except the unredeemed portion of any trust debt security being redeemed in part; or

(c)	issue or register any such transfer of or exchange any trust debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the trust debt security not to be so repaid.

Payment and Paying Agents

Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, on trust debt securities will be payable at the office or agency to be maintained by us for such purpose in Chicago, Illinois and at any other office or agency maintained for such purpose, except that at our option interest may be paid:

(a)	by check mailed to the address of the person entitled thereto appearing in the security register, or

(b)	by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for trust debt securities will be made to the person in whose name the trust debt security is registered at the close of business on the regular record date for that interest.

We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Certain Additional Covenants

We will also covenant that we may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than as described under “—Option to Extend Interest Payment Period” above), repay, repurchase or redeem any debt securities that rank pari passu with or junior to the trust debt securities or make guarantee payments with respect to any preferred trust securities:

(a)	if there has occurred and is continuing an event of default under the Trust Debt Indenture, or

(b)	if we are in default under the preferred trust securities guarantee.

Any waiver of any event of default will require the approval of at least a majority of the aggregate principal amount of the trust debt securities of a particular series or, if the trust debt securities are held by the Trust, the approval of the holders of at least a majority in aggregate liquidation amount of the preferred trust securities of the Trust; except that an event of default resulting from the failure to pay the principal of, or premium, if any, or interest on, the trust debt securities cannot be waived.

Modification of the Trust Debt Indenture

We and the Trustee, without notice to or the consent of any holders of trust debt securities, may amend or supplement the Trust Debt Indenture for any of the following purposes:

(a)	to cure any ambiguity, defect or inconsistency;

(b)	to comply with the provisions of the Trust Debt Indenture regarding the consolidation, merger affecting us or the sale, conveyance, transfer or lease of our properties as an entirety or substantially as an entirety;

(c)	to provide for uncertificated trust debt securities in addition to or in place of certificated trust debt securities;

(d)	to make any other change that does not in our reasonable judgment adversely affect the rights of any holder of the trust debt securities; or

(e)	to set forth the terms and conditions, which shall not be inconsistent with the Trust Debt Indenture, of any additional series of trust debt securities and the form of trust debt securities of that series.

In addition, we and the Trustee may modify the Trust Debt Indenture or supplemental indenture or waive our future compliance with the provisions of the Trust Debt Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the trust debt securities of each affected series, except that we need the consent of each holder of affected trust debt securities for any modification that would:

(a)	reduce the principal amount of, or interest on, the trust debt securities or change how the principal or interest is calculated;

(b)	reduce the principal amount of outstanding trust debt securities of any series the holders of which must consent to an amendment of the Trust Debt Indenture or a waiver;

(c)	change the stated maturity of the principal of, or interest on, the trust debt securities;

(d)	change the redemption provisions applicable to the trust debt securities adversely to the holders thereof;

(e)	impair the right to institute suit for the enforcement of any payment with respect to the trust debt securities;

(f)	change the currency in which payments with respect to the trust debt securities are to be made; or

(g)	change the ranking provisions applicable to the trust debt securities adversely to the holders thereof.

If the trust debt securities are held by the Trust, no modification will be made that adversely affects the holders of the preferred trust securities of the Trust, and no waiver of any event of default with respect to the trust debt securities or compliance with any covenant under the Trust Debt Indenture will be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the preferred trust securities of the Trust or the holder of each such preferred trust security, as applicable.

Events of Default

The following are events of default under the Trust Debt Indenture with respect to any series of trust debt securities unless we state otherwise in the prospectus supplement:

(a)	we do not pay interest on a trust debt security of the series within 30 days of its due date (other than the deferral of interest payments during an extension period);

(b)	we do not pay the principal of, or premium on, a trust debt security of the series on its due date;

(c)	we remain in breach of a covenant in respect of the trust debt securities of the series for 60 days after we receive written notice of default stating we are in breach; or

(d)	we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events of bankruptcy, insolvency or reorganization occur.

In case an event of default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization affecting us in which case the principal of, premium, if any, and any interest on, all of the trust debt securities shall become immediately due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the trust debt securities of that series may declare the principal, together with interest accrued thereon, of all the trust debt securities of that series to be due and payable. If neither the Trustee nor the holders make that declaration then, if the trust debt securities are held by the Trust, the holders of at least 25% in aggregate liquidation amount of the related preferred trust securities shall have the right to make that declaration by written notice to us and the Trustee. The holders of at least a majority in aggregate principal amount of the series of trust debt securities, by notice to the Trustee, can rescind an acceleration, but if the declaration was made by the holders of the related preferred trust securities, the holders of at least a majority in aggregate liquidation amount of such preferred trust securities must consent to the rescission of the acceleration. We will be required to furnish to the Trustee an annual statement as to our compliance with all conditions and covenants under the Trust Debt Indenture and the trust debt securities and as to any event of default.

Consolidation, Merger, Sale or Conveyance

We may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, unless:

(a)	the successor person is organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the trust debt securities and the Trust Debt Indenture;

(b)	immediately after the transaction, no default exists; and

(c)	certain other conditions in the Trust Debt Indenture are met.

Defeasance and Discharge

Under the terms of the Trust Debt Indenture, we will be discharged from any and all obligations in respect of the trust debt securities of any series if, among other conditions, we deposit with the Trustee, in trust, (1) cash and/or (2) U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on the trust debt securities on their various due dates. To exercise this option with respect to the trust debt securities of any series, we are required to deliver to the Trustee an opinion of independent counsel to the effect that such option would not cause the holders of the trust debt securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Information Concerning the Trustee

Subject to the provisions of the Trust Debt Indenture relating to its duties, the Trustee will be under no obligation to exercise any of its rights or powers under the Trust Debt Indenture at the request or direction of the holders of any series of trust debt securities or the holders of the related preferred trust securities, unless those holders provide to the Trustee reasonable security and indemnity. If the required indemnity is provided, the holders of at least a majority in aggregate principal amount of any series of trust debt securities affected or the holders of at least a majority in aggregate liquidation amount of the preferred trust securities (with each series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to that series of trust debt securities or exercising any trust or power conferred on the Trustee.

The Trust Debt Indenture will contain limitations on the right of the Trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of an event of default (1) it is our creditor, or (2) there is a default under the indenture(s) referred to below.

BNY Midwest Trust Company, an affiliate of The Bank of New York, is the property trustee of the Trust. BNY Midwest Trust Company is also the trustee under our indenture described under “Description of Debt Securities” and will be the trustee under our Trust Debt Indenture. In the event that the property trustee’s position as trustee under the indenture or the Trust Debt Indenture creates a conflict for the property trustee, under certain circumstances, the property trustee will resign as property trustee or as trustee under one or more of the indenture or the Trust Debt Indenture.

The Bank of New York and its affiliates may from time to time maintain lines of credit, act as trustee for senior debt, including the Debt Securities, and otherwise have customary banking relations with us. Neither the trust agreements nor the Trust Debt Indenture, or any supplement thereto, precludes The Bank of New York or any of its affiliates from enforcing its rights or the rights of any holders of senior debt for which it acts as trustee as our creditors unless there is an event of default under a trust agreement or the Trust Debt Indenture, including any supplement thereto, for the trust debt securities.

Governing Law

The Trust Debt Indenture and the trust debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE PREFERRED TRUST SECURITIES

Each Trust may issue preferred trust securities and common trust securities under its trust agreement, which we refer to in this prospectus as the “trust securities.” Material provisions of the trust agreements are summarized below. Because this section is a summary, it does not describe every aspect of the trust securities and the trust agreements. The form of trust agreement for each Trust was filed with the SEC and you should read the trust agreement for each Trust for provisions that may be important to you. The trust agreements have been qualified as an indenture under the Trust Indenture Act.

General

Each trust agreement authorizes the respective Trust to issue its preferred trust securities and its common trust securities. These trust securities of the Trust will represent undivided beneficial interests in the assets of that Trust. We will own all of the issued and outstanding common trust securities of the Trust, with an aggregate liquidation amount equal to at least 3% of the total capital of that Trust. When a Trust issues its preferred trust securities, holders of the preferred trust securities will own all of the issued and outstanding preferred trust securities of that Trust. The preferred trust securities will be substantially identical to the common trust securities and will rank equally with the common trust securities, except as described under “Subordination of Common Trust Securities.” The proceeds from the sale of the preferred trust securities and the common trust securities will be used by the issuing Trust to purchase our trust debt securities described under the “Description of Trust Debt Securities” which will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of preferred trust securities (the “guarantee”) which will have the ranking specified in the prospectus supplement. Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the preferred trust securities, but only to the extent the issuing Trust holds funds available for these payments and has not made them. See “Description of the Preferred Trust Securities Guarantee” below.

A prospectus supplement relating to the preferred trust securities of a Trust will include specific terms of those securities and of the related trust debt securities. As used in this portion of the prospectus, the term “trust debt securities” relates to the debt securities that will comprise the assets of the issuing Trust.

Distributions

The only income of an issuing Trust available for distribution to the holders of its preferred trust securities will be payments on the related trust debt securities. If we fail to make interest payments on the related trust debt securities, the issuing Trust will not have funds available to pay on its preferred trust securities. The payment of distributions, if and to the extent the issuing Trust has sufficient funds available for the payment of such distributions, will be guaranteed by us as described below.

Distributions on the preferred trust securities will be payable at a rate specified (or at a rate whose method of determination is described) in an accompanying prospectus supplement. Unless otherwise specified in the prospectus supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the prospectus supplement, distributions on the preferred trust securities will be cumulative and will accumulate whether or not there are funds of the issuing Trust available for payment of distributions from the date of original issuance and will be payable in arrears on the dates specified in the prospectus supplement except as otherwise described below.

Unless otherwise specified in the prospectus supplement, distribution payments due on a day that is not a business day will be made on the next day that is a business day (and without any interest or other payment in respect to the delay), except that if the next business day falls in the next calendar year, payment will be made on the immediately preceding business day (each date on which distributions are payable as described is referred to as a “distribution date”). Unless otherwise specified in the prospectus supplement, a “business day” means any day other than a Saturday, Sunday or a day on which banks in the city of New York, the city of Chicago or the state of California are required to remain closed.

Distributions on the preferred trust securities of a Trust will be payable to the holders thereof as they appear on the securities register of that Trust on the relevant record date, which, as long as the preferred trust securities remain in book-entry-only form, will be one business day prior to the relevant distribution date. In the event that any preferred trust securities are not in book-entry-only form, the relevant record date for those preferred trust securities will be specified in the prospectus supplement.

So long as no event of default has occurred and is continuing with respect to the trust debt securities, we will have the right from time to time to defer payments of interest by extending the interest payment period on the related trust debt securities for up to the maximum period specified in the accompanying prospectus supplement except that no extension period can extend beyond the maturity or any redemption date of the trust debt securities. We can also extend or shorten an existing extension period. If interest payments on a series of trust debt securities are deferred, distributions on the related preferred trust securities would also be deferred by the issuing Trust during that extension period, but the amount of distributions to which holders of those preferred trust securities would be entitled will continue to accumulate at the annual rate applicable to those distributions, compounded with the same frequency with which distributions are payable. During any extension period, we may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than (1) repurchases, redemptions or other acquisitions of shares of our capital stock in connection with the satisfaction of our obligations under any employee benefit plans, (2) as a result of an exchange or conversion of one class or series of our capital stock for another class or series of the Guarantor’s capital stock, or (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock on the security being converted or exchanged) or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the trust debt securities. We are also prohibited from making any guarantee payments with respect to any outstanding preferred trust securities issued by any Trust or similar entity during any extension period. Upon the termination of any extension period and the payment of all amounts then due, we can elect to begin a new extension period. See “Description of Trust Debt Securities—Option to Extend Interest Payment Period.”

Redemption

Upon the payment of a series of trust debt securities at maturity or upon redemption, the proceeds from that payment will be applied by the respective property trustee to redeem the same amount of the related trust securities at a redemption price equal to the liquidation amount of those trust securities plus all accumulated and unpaid distributions to the redemption date. The redemption terms of the trust debt securities and the related trust securities will be set forth in the accompanying prospectus supplement.

If less than all the trust securities of a Trust are to be redeemed on a redemption date, then the aggregate amount of trust securities to be redeemed will be selected by the property trustee among the preferred trust securities and common trust securities pro rata based on the respective aggregate liquidation amounts of the preferred trust securities and common trust securities, subject to the provisions of “—Subordination of Common Trust Securities” below.

Redemption Procedures

Notice of any redemption of trust securities will be given by the property trustee to the holders of the trust securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date. If a notice of redemption is given with respect to any trust securities, then, to the extent funds are available therefor, the Trust will irrevocably deposit with the paying agent for those trust securities funds sufficient to pay the redemption price for the trust securities being redeemed on the redemption date and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those trust securities upon surrender thereof. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust securities called for redemption shall be payable to the holders of the trust securities as they appear on the securities register for those trust securities on the relevant record dates for the related distribution dates.

If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of the trust securities so called for redemption cease, except the right of the holders of the trust securities to receive the redemption price, but without interest thereon, and the trust securities will cease to be outstanding. In the event that any redemption date for trust securities is not a business day, then the redemption price will be payable on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next calendar year, the redemption price will be payable on the immediately preceding business day. In the event that payment of the redemption price in respect of any trust securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee as described under “Description of the Preferred Trust Securities Guarantee,” distributions on those trust securities will continue to accumulate at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the redemption date for purposes of calculating the redemption price.

Subject to applicable law, including United States federal securities law, we or our affiliates may at any time and from time to time purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

If preferred trust securities are partially redeemed on a redemption date, a corresponding percentage of the common trust securities of that Trust will also be redeemed. The particular preferred trust securities to be redeemed will be selected by the property trustee of that Trust by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the preferred trust security registrar in writing of the preferred trust securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Trust Securities

Payments on the trust securities will be made pro rata based on the respective aggregate liquidation amounts of that Trust’s common and preferred trust securities. If an event of default has occurred and is continuing with respect to the trust debt securities, no payments will be made on any common trust securities unless payment in full in cash of all accumulated and unpaid distributions on all outstanding preferred trust securities for all distribution periods terminating on or prior to that time, or in the case of a dissolution or redemption, the full amount of the redemption price or liquidation distribution on all outstanding preferred trust securities, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all payments on all outstanding preferred trust securities then due and payable.

If an event of default has occurred and is continuing with respect to the trust debt securities the holder of the common trust securities will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated with respect to those preferred trust securities. Until the event of default has been cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred trust securities and not on behalf of us, as holder of common trust securities, and only the holders of the preferred trust securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

Under the trust agreement, a Trust will be dissolved on the earliest occurrence of:

(a)	the expiration of the term of that Trust;

(b)	our bankruptcy, dissolution or liquidation or an acceleration of the maturity of the trust debt securities held by that Trust;

(c)	our election to dissolve that Trust and, after satisfaction of liabilities to creditors of that Trust, the distribution of the related trust debt securities to the holders of that Trust’s trust securities;

(d)	the redemption of all the trust securities of that Trust; and

(e)	an order for the dissolution of that Trust entered by a court of competent jurisdiction.

Our election to dissolve a Trust shall be made by giving written notice to the trustees of that Trust not less than 30 days prior to the date of distribution of its trust debt securities and shall be accompanied by an opinion stating that the event will not be a taxable event to the holders of the trust securities for federal income tax purposes.

If a Trust is dissolved as a result of the expiration of its term, a bankruptcy event, acceleration of maturity of the related trust debt securities or a court order, it will be liquidated by its trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to its creditors as provided by applicable law, to the holders of its trust securities a like amount of the related trust debt securities, unless that distribution is determined by the property trustee not to be practical, in which event holders will be entitled to receive out of that Trust’s assets available for distribution to holders, after satisfaction of liabilities to its creditors as provided by applicable law, an amount equal to the aggregate liquidation amount per trust security specified in the accompanying prospectus supplement plus accumulated and unpaid distributions to the date of payment (the “liquidation distribution”). If the liquidation distribution with respect to the preferred trust securities can be paid only in part because that Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by that Trust on its preferred trust securities shall be paid on a pro rata basis. The holders of its common trust securities will be entitled to receive the liquidation distribution upon any liquidation pro rata with the holders of preferred trust securities, except that if an event of default has occurred and is continuing, the preferred trust securities will have a priority over the common trust securities with respect to payment of the liquidation distribution.

Trust Agreement Event of Default; Notice

An event of default with respect to the related trust debt securities will constitute a “trust agreement event of default” with respect to the preferred trust securities.

Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will send notice of it to the holders of the trust securities of that Trust and us, unless the default has been cured or waived. We are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the trust agreement.

Under the trust agreement, if the property trustee has failed to enforce its rights under the trust agreement or the related Trust Debt Indenture to the fullest extent permitted by law and subject to the terms of the trust agreement and the related Trust Debt Indenture, any holder of the preferred trust securities may institute a legal proceeding directly to enforce the property trustee’s rights under that trust agreement or the Trust Debt Indenture with respect to trust debt securities having an aggregate principal amount equal to the aggregate liquidation amount of the preferred trust securities of such holder without first instituting a legal proceeding against the property trustee or any other person. To the extent that any action under a Trust Debt Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the related trust debt securities, holders of that specified percentage of the preferred trust securities may take that action if it is not taken by the property trustee. If a trust agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on a series of trust debt securities has occurred and is continuing, then each holder of related preferred trust securities may institute a legal proceeding directly against us for enforcement of payment to that holder, all as provided in the related Trust Debt Indenture.

If an event of default has occurred and is continuing with respect to a series of trust debt securities, the related preferred trust securities will have a preference over the common trust securities with respect to the payment of distributions and amounts payable on redemption and liquidation as described above. See “Liquidation Distribution upon Dissolution” and “—Subordination of Common Trust Securities.”

Removal of Trustees

Unless a trust agreement event of default has occurred and is continuing, we, as the holder of the common trust securities, may remove any trustee of that Trust at any time. If a trust agreement event of default has occurred and is continuing, the holders of a majority of the total liquidation amount of the outstanding preferred trust securities of that Trust may remove its property trustee or the Delaware trustee, or both of them. Any resignation or removal of a trustee under the trust agreement will take effect only on the acceptance of appointment by the successor trustee.

Co-Trustees and Separate Property Trustee

Unless a trust agreement event of default has occurred and is continuing, in order to meet various legal requirements, the holder of the common trust securities shall have the power:

(a)	to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of specified trust property, or to act as separate trustee of that trust property, and

(b)	to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement.

If a trust agreement event of default has occurred and is continuing, only the property trustee will have power to make this appointment.

Merger or Consolidation of Trustees

Any corporation or other entity into which any trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any trustee, shall be the successor of such trustee under the trust agreement, as long as the corporation or other entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in “Liquidation Distribution upon Dissolution.” The Trust may, at our request, without the consent of the holders of its trust securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state, as long as:

(a)	the successor entity either

(1)	expressly assumes all of the obligations of that Trust with respect to its trust securities, or

(2)	substitutes for the trust securities other securities substantially similar to those trust securities (the “successor securities”) so long as the successor securities rank the same as those trust securities with respect to the payment of distributions and payments upon redemption, liquidation and otherwise;

(b)	we appoint a trustee of the successor entity with the same powers and duties as the property trustee of that Trust with respect to the related trust debt securities;

(c)	the successor securities are listed on any national securities exchange or other organization on which the trust securities are then listed;

(d)	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of preferred trust securities (including any successor securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization;

(e)	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

(f)	the successor entity has a purpose substantially similar to that of the original Trust;

(g)	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we and the property trustee of that Trust have received a legal opinion stating that:

(1)	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect, and

(2)	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, and the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

(h)	we or any permitted successor assignee own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the preferred trust securities guarantee.

No Trust will, except with the consent of all holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that action would cause the Trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of a Trust Agreement

Except as provided below and under “—Mergers, Consolidations, Amalgamations or Replacements of a Trust” and “Description of the Preferred Trust Securities Guarantee—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the trust securities will have no voting rights.

The Trust Agreement may be amended from time to time by us and the trustees of that Trust, without the consent of the holders of the trust securities, (1) to cure any ambiguity, defect or inconsistency, or (2) to make any other change that does not adversely affect in any material respect the interests of any holder of the preferred trust securities.

The trust agreement may be amended by us and the trustees of that Trust in any other respect, with the consent of the holders of a majority in aggregate liquidation amount of the outstanding preferred trust securities, except to:

(a)	change the amount, timing or currency or otherwise adversely affect the method of payment of any distribution or liquidation distribution,

(b)	restrict the right of a holder of any preferred trust securities to institute suit for enforcement of any distribution, redemption price or liquidation distribution,

(c)	change the purpose of that Trust,

(d)	authorize the issuance of any additional beneficial interests in the Trust,

(e)	change the redemption provisions,

(f)	change the conditions precedent for us to elect to dissolve that Trust and distribute the trust debt securities to the holders of the preferred trust securities, or

(g)	affect the limited liability of any holder of the preferred trust securities, which amendment requires the consent of the holder of the preferred trust securities.

No amendment may be made without receipt by the Trust of a legal opinion stating that the amendment will not affect the Trust’s status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940.

The Trustees of the Trust shall not:

(a)	direct the time, method and place of conducting any proceeding for any remedy available to a trustee under the Trust Debt Indenture or executing any trust or power conferred on that trustee with respect to the trust debt securities,

(b)	waive any past default under the Trust Debt Indenture,

(c)	exercise any right to rescind or annul an acceleration of the principal of the trust debt securities, or

(d)	consent to any amendment or modification of the Trust Debt Indenture, where consent shall be required,

without, in each case, obtaining the consent of the holders of a majority in aggregate liquidation amount of all outstanding preferred trust securities; provided, however, that where a consent under the Trust Debt Indenture would require the consent of each holder of trust debt securities, no consent shall be given by the property trustee without the prior consent of each holder of those preferred trust securities. The trustee shall not revoke any action previously authorized or approved by a vote of the holders of the preferred trust securities except by subsequent vote of those holders. The property trustee shall notify all holders of preferred trust securities of any notice received from the trustee under the Trust Debt Indenture as a result of the issuer thereof being the holder of the trust debt securities. In addition to obtaining the consent of the holders of the preferred trust securities prior to taking any of these actions, the trustee shall obtain a legal opinion stating that the Trust will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes as a result of that action and will continue to be classified as a grantor trust for federal income tax purposes.

Any required consent of holders of preferred trust securities may be given at a meeting of holders of the preferred trust securities convened for that purpose or pursuant to written consent without a meeting and without prior notice. The property trustee of the Trust will cause a notice of any meeting at which holders of preferred trust securities are entitled to vote, to be given to each holder of record of preferred trust securities in the manner set forth in the trust agreement.

Notwithstanding that holders of preferred trust securities are entitled to vote or consent under certain circumstances, any preferred trust securities that are owned by us, the Trustees or any affiliate of ours or any Trustee shall, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Trust Securities

Unless otherwise specified in the prospectus supplement, the preferred trust securities will initially be issued in fully registered global form that will be deposited with, or on behalf of, a depositary. Global preferred trust securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a global preferred trust security is exchanged in whole or in part for the individual preferred trust securities represented thereby, the depositary holding the global preferred trust security may transfer the global preferred trust security only to its nominee or successor depositary or vice versa and only as a whole. Unless otherwise indicated in the prospectus supplement, the depositary for the global preferred trust securities will be The Depository Trust Company. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global preferred trust securities.

Information Concerning the Property Trustee

The property trustee of the Trust is the sole trustee under the trust agreement for purposes of the Trust Indenture Act and will have and be subject to all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only such duties as are specifically set forth in the trust agreement and, upon a trust agreement event of default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred trust securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no trust agreement event of default has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of that trust agreement, and the matter is not one on which holders of preferred trust securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

BNY Midwest Trust Company, an affiliate of The Bank of New York, is the property trustee of the Trust. BNY Midwest Trust Company is also the trustee under our indenture described under “Description of Debt Securities” and will be the trustee under our Trust Debt Indenture. In the event that the property trustee’s position as trustee under the indenture or the Trust Debt Indenture creates a conflict for the property trustee, under certain circumstances, the property trustee will resign as property trustee or as trustee under one or more of the indenture or the Trust Debt Indenture.

The Bank of New York and its affiliates may from time to time maintain lines of credit, act as trustee for senior debt, including the Debt Securities, and otherwise have customary banking relations with us. Neither the trust agreements nor the Trust Debt Indenture, or any supplement thereto, precludes The Bank of New York or any of its affiliates from enforcing its rights or the rights of any holders of senior debt for which it acts as trustee as our creditors unless there is an event of default under a trust agreement or the Trust Debt Indenture, including any supplement thereto, for the trust debt securities.

Books and Records

The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by each holder of preferred trust securities or any authorized representative for any purpose reasonably related to the holder’s interest in the Trust during normal business hours.

Payment of Preferred Trust Securities and Paying Agent

Unless we indicate differently in a prospectus supplement, payments in respect of the preferred trust securities will be made to the depositary, which will credit the relevant participants’ accounts on the distribution dates or, if the preferred trust securities are not held by the depositary, payments will be made on the distribution dates by check mailed to the address of the holder entitled thereto appearing on the preferred trust security register or in immediately available funds upon redemption. The paying agent will initially be the property trustee of the Trust and any co-paying agent chosen by the property trustee and acceptable to us, which may be us. A paying agent may resign upon 30 days’ written notice to the property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustee of the Trust will appoint a successor, which shall be a bank, trust company or affiliate of ours acceptable to the property trustee and us to act as paying agent.

Registrar and Transfer Agent

The property trustee of the Trust will act as registrar and transfer agent for the preferred trust securities. Registration of transfers of preferred trust securities will be made without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange of its preferred trust securities.

Miscellaneous

Holders of the preferred trust securities have no preemptive or similar rights.

Governing Law

The trust agreement, the preferred trust securities and the common trust securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE

Material provisions of each preferred trust securities guarantee that we will execute and deliver for the benefit of the holders of preferred trust securities are summarized below. Because this section is a summary, it does not describe every aspect of the preferred trust securities guarantees. The form of preferred trust securities guarantee was filed with the SEC and you should read it for provisions that may be important to you. The preferred trust securities guarantee has been qualified as an indenture under the Trust Indenture Act.

BNY Midwest Trust Company, an affiliate of The Bank of New York, will act as guarantee trustee under the preferred trust securities guarantee. The guarantee trustee will hold the preferred trust securities guarantee for the benefit of the holders of the preferred trust securities.

General

We will irrevocably agree, to pay in full, to the holders of the preferred trust securities, the guarantee payments set forth below (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which any of the Trusts may have or assert. The following payments, to the extent not paid by such Trust, will be subject to the guarantee:

(a)	any accumulated and unpaid distributions required to be paid on the preferred trust securities, to the extent that such Trust has funds available therefor,

(b)	the redemption price, to the extent that such Trust has funds available therefor, and

(c)	upon a voluntary or involuntary termination, winding-up or liquidation of such Trust (unless the trust debt securities of such Trust are redeemed or distributed to holders of the preferred trust securities in accordance with their terms), the lesser of:

(1)	the aggregate of the liquidation amount specified in the prospectus supplement per preferred trust security plus all accumulated and unpaid distributions on those preferred trust securities to the date of payment, to the extent such Trust has funds available therefor, and

(2)	the amount of assets of such Trust remaining for distribution to holders of the preferred trust securities upon a dissolution and liquidation of such Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment by us of the required amounts to the holders of the preferred trust securities or by causing such Trust to pay those amounts to the holders. While our assets will not be available pursuant to the guarantee for the payment of any distribution, liquidation distribution or redemption price on any preferred trust securities if such Trust does not have funds available therefor as described above, we have agreed under the applicable trust agreement to pay all expenses of that Trust except its obligations under its trust securities.

No single document executed by us in connection with the issuance of the preferred trust securities will provide for our full, irrevocable and unconditional guarantee of the preferred trust securities. It is only the combined operation of our obligations under the guarantee, the trust agreements, the trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under its preferred trust securities. See “Relationship Among the Preferred Trust Securities, the Trust Debt Securities and the Preferred Trust Securities Guarantee.”

Status of the Guarantee

The guarantee will constitute our unsecured obligation and will have the ranking specified in the prospectus supplement. The trust agreements provide that each holder of preferred trust securities by acceptance thereof agrees to the terms of the guarantee including, if specified in the prospectus supplement, subordination provisions relating to the guarantee. The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution to the holders of the preferred trust securities of the related trust debt securities pursuant to the applicable Trust Agreement.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred trust securities (in which case no consent of the holders will be required), the guarantee with respect to any of the Trusts may only be amended with the prior approval of the holders of a majority in aggregate liquidation amount of the preferred trust securities (excluding any preferred trust securities held by us or an affiliate). The manner of obtaining any approval will be as set forth under “Description of the Preferred Trust Securities—Voting Rights; Amendment of the Trust Agreement.” All agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the preferred trust securities.

Guarantee Events of Default

An event of default under a guarantee (a “guarantee event of default”) will occur upon our failure to perform any of our payment or other obligations thereunder, provided that except with respect to a guarantee event of default resulting from a failure to make any of the guarantee payments, we shall have received notice of the guarantee event of default from the guarantee trustee and shall not have cured such guarantee event of default within 60 days after receipt of such notice. The holders of a majority in aggregate liquidation amount of the preferred trust securities (excluding any preferred trust securities held by us or an affiliate) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee related to the Trust or to direct the exercise of the trust or power conferred upon the guarantee trustee under the guarantee. We will covenant that, if a guarantee event of default has occurred and is continuing, we may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than as described under “Description of Trust Debt Securities—Option to Extend Interest Payment Period”), repay, repurchase or redeem any debt securities that rank pari passu with or junior to the trust debt securities or make any guarantee payments with respect to any outstanding preferred trust securities issued by any other trust or similar entity.

Any holder of the preferred trust securities may institute a legal proceeding directly against us to enforce that holder’s rights under the related guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a guarantee event of default, undertakes to perform only such duties as are specifically set forth in the guarantee and, upon a guarantee event of default, must exercise the rights and powers vested in it by the guarantee and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of preferred trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of a Guarantee

The guarantee will terminate and be of no further force and effect upon full payment of the redemption price or liquidation distribution for the related preferred trust securities or upon distribution of the related trust debt securities to the holders of the related preferred trust securities. That guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred trust securities must restore payment of any sums paid under those preferred trust securities or the guarantee.

Governing Law

The preferred trust securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE PREFERRED TRUST SECURITIES, THE TRUST

DEBT SECURITIES AND THE PREFERRED TRUST SECURITIES GUARANTEE

Payments of distributions and redemption and liquidation payments due on the preferred trust securities (to the extent the applicable Trust has funds available for such payments) will be guaranteed by us as set forth under “Description of the Preferred Trust Securities Guarantee.” No single document executed by us in connection with the issuance of the preferred trust securities will provide for our full, irrevocable and unconditional guarantee of those preferred trust securities. It is only the combined operation of our obligations under the guarantee, the applicable trust agreement, the related trust debt securities and the Trust Debt Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of that Trust’s obligations under its preferred trust securities. As used in this portion of the prospectus, the term “trust debt securities” refers to the debt securities that will comprise the assets of that Trust.

A holder of any preferred trust security may institute a legal proceeding directly against us to enforce the property trustee’s rights under the related trust agreement, Trust Debt Indenture or guarantee without first instituting a legal proceeding against that property trustee, the trustee under the Trust Debt Indenture or the guarantee trustee, the issuing Trust or any other person or entity if that trustee fails to enforce that particular holder’s rights thereunder. Notwithstanding the foregoing, if the trust agreement event of default attributable to our failure to pay principal of or premium, if any, or interest on the trust debt securities has occurred and is continuing, then each holder of those preferred trust securities may institute a legal proceeding directly against us for enforcement of any such payment to such holder, all as provided in the Trust Debt Indenture.

As long as we make payments of interest and other payments when due on the related trust debt securities, those payments will be sufficient to cover the payment of distributions and redemption and liquidation distributions due on the preferred trust securities, primarily because:

(a)	the aggregate principal amount of the trust debt securities will be equal to the sum of the aggregate liquidation amount of the related preferred trust securities and common trust securities,

(b)	the interest rate and interest and other payment dates of the trust debt securities will match the distribution rate and distribution and other payment dates for the related preferred trust securities,

(c)	the trust agreements provide that we will pay for all and any costs, expenses and liabilities of the Trusts except their obligations under the preferred trust securities and common trust securities, and

(d)	the trust agreements provide that the Trusts will not engage in any activity that is not consistent with its limited purposes.

If and to the extent that we do not make payments on the trust debt securities comprising the assets of a Trust, the Trust will not have funds available to make payments of distributions or other amounts due on its preferred trust securities.

A principal difference between the rights of a holder of a preferred trust security (which represents an undivided beneficial interest in the assets of the Trust) and a holder of a trust debt security is that a holder of a trust debt security will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of trust debt securities held, while a holder of preferred trust securities is entitled to receive distributions only if and to the extent the Trust has funds available for the payment of those distributions.

Upon any voluntary or involuntary dissolution or liquidation of the Trust not involving a redemption or distribution of any trust debt security, after satisfaction of liabilities to creditors of that Trust, the holders of its preferred trust securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See “Description of the Preferred Trust Securities—Liquidation Distribution upon Dissolution.” Upon our voluntary liquidation or bankruptcy, the Trusts, as holders of the trust debt securities, would be creditors of ours, subordinated in the case of trust debt securities described under “Description of Trust Debt Securities,” in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our shareholders receive payments or distributions.

A default or event of default under any Senior Indebtedness would not constitute an event of default with respect to trust debt securities under the Trust Debt Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the trust debt securities provide that no payments may be made in respect of the trust debt securities until the Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the trust debt securities would constitute an event of default.

We and the Trusts believe that the above mechanisms and obligations, taken together, are the equivalent of a full and unconditional guarantee by us of payments due in respect of the preferred trust securities.

ANTI-TAKEOVER MATTERS

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest stock or delaying or preventing a change in control of Southwest. The material provisions which may have such an effect are:

(a)	provisions requiring a super-majority vote by shareholders of common stock in order to approve certain types of business combinations;

(b)	a provision permitting the Southwest board of directors to make, amend or repeal the Southwest bylaws;

(c)	authorization for the Southwest board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

(d)	advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest board of directors; and

(e)	provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest common stock entitled to vote.

Some acquisitions of Southwest’s outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935 and of various state regulatory authorities.

PLAN OF DISTRIBUTION

We and the Trusts may offer and sell the securities described in this prospectus from time to time in one or more of the following ways:

(a)	through underwriters in a public offering and sale by them;

(b)	through agents;

(c)	through dealers; or

(d)	through a combination of any of the foregoing methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities.

We may distribute the securities from time to time in one or more transactions at:

(a)	a fixed price or prices, which may be changed;

(b)	market prices prevailing at the time of sale;

(c)	prices related to such prevailing market prices; or

(d)	negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed. The maximum underwriting commission or discount to be received by any member of the National Association of Securities Dealers Inc., or NASD, or independent broker-dealer will not be greater than 8% for any sale of securities offered under this prospectus.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more market transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold through agents designated by us from time to time. Any agent involved in the offer and sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters or agents in any distribution contemplated hereby may from time to time include A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Cantor Fitzgerald & Co., Edward D. Jones & Co., L.P., Lehman Brothers Inc., Merrill Lynch & Co., Piper Jaffray & Co. or UBS Securities LLC.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

At the market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. Accordingly, we may not sell more than approximately $80,000,000 of our common stock in “at the market” offerings pursuant to this prospectus.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (i) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (ii) if the particular securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8).

Unless we indicate differently in a prospectus supplement, we will not list the securities, other than common stock, trust preferred securities or trust debt securities distributed to holders of trust preferred securities, on any securities exchange. The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

EXPERTS

The consolidated financial statements, as of and for the years ended December 31, 2003 and 2002, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2001 and for the year then ended incorporated by reference in this prospectus were audited by Arthur Andersen LLP. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the incorporation by reference in this prospectus of the report dated February 8, 2002 of Arthur Andersen LLP on Southwest Gas Corporation’s 2001 consolidated financial statements as required by the Securities Act. Therefore, in reliance on Rule 437a promulgated under the Securities Act we have dispensed with the requirement to file a written consent from Arthur Andersen LLP with this prospectus. As a result, the ability of persons who purchase our securities pursuant to this prospectus to assert claims against Arthur Andersen LLP may be limited, and they may not have an effective remedy against Arthur Andersen LLP for any untrue statements of a material fact contained in Arthur Andersen’s report or the financial statements covered thereby or any omissions to state a material fact required to be stated therein.

LEGAL MATTERS

The validity of the securities offered hereby, other than the Preferred Trust Securities, will be passed upon for Southwest by Morrison & Foerster LLP, Irvine, California. The validity of the Preferred Trust Securities will be passed upon for each Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

$300,000,000

SOUTHWEST GAS CORPORATION

Securities

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Registration fee	$24,270
* Listing fees	22,500
* Printing and engraving expenses	337,500
* Accounting fees and expenses	240,000
* Legal fees and expenses	420,000
* Blue sky fees and expenses	15,000
* Fees and expenses of Transfer Agent, Trustee and Depositary	30,000
* Rating agency fees	435,000
* Miscellaneous	45,000

TOTAL	$1,569,270

*	Estimated.

Item 15.     Indemnification of Directors and Officers.

Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VIII of the Registrant’s Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Registrant has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers of the Company.

Item 16.    Exhibits.

Exhibit No.		Description of Exhibit

*1.01		Forms of Underwriting Agreement or Distribution Agreement.

4.01	(i)	Restated Articles of Incorporation, as amended (included as an exhibit to the Registrant’s Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference).

4.02	(ii)	Amended Bylaws of Southwest Gas Corporation (included as an exhibit to the Registrant’s Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference).

**4.03		Certificate of Trust of Southwest Gas Capital II.

**4.04		Certificate of Trust of Southwest Gas Capital III.

**4.05		Certificate of Trust of Southwest Gas Capital IV.

**4.06		Trust Agreement for Southwest Gas Capital II.

**4.07		Trust Agreement for Southwest Gas Capital III.

**4.08		Trust Agreement for Southwest Gas Capital IV.

4.09		Form of Amended and Restated Trust Agreement for Southwest Gas Capital II (included as an exhibit to the Registrant’s Form 8-K dated August 20, 2003 and incorporated herein by reference).

4.10		Form of Deposit Agreement (included as an exhibit to the Registrant’s Registration Statement No. 33-55621 on Form S-3 and incorporated herein by reference).

4.11		Form of Depositary Receipt (attached as Exhibit A to Deposit Agreement included as Exhibit 4.10 hereto).

Exhibit No.	Description of Exhibit

4.12	Indenture relating to the Debt Securities (included as an exhibit to the Registrant’s Form 8-K dated July 26, 1996 and incorporated herein by reference).

4.13	Form of Guarantee Agreement with respect to Preferred Trust Securities (included as an exhibit to the Registrant’s Form 8-K dated August 20, 2003 and incorporated herein by reference).

**4.14	Form of Trust Debt Indenture.

4.15	Form of Debt Security (included in Exhibit 4.12 to this Registration Statement).

4.16	Form of Preferred Trust Security (included in Exhibit 4.09 to this Registration Statement).

**4.17	Form of Trust Debt Security (included in Exhibit 4.14 to this Registration Statement).

4.18	Form of common stock certificate (included as an exhibit to the Registrant’s Form 8-K dated July 22, 2003 and incorporated herein by reference).

**4.19	Form of preferred stock certificate.

**5.01	Opinion of O’Melveny & Myers LLP as to the validity of Securities to be issued by the Company.

**5.02	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Preferred Trust Securities to be issued by the Trust, as amended.

**8.01	Opinion of O’Melveny & Myers LLP as to tax matters.

12.01	Computation of Ratios of Earnings to Fixed Charges of the Company (included as an exhibit to the Registrant’s Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

23.01	Consent of PricewaterhouseCoopers LLP.

**23.02	Consent of O’Melveny & Myers LLP (included in Exhibit 5.01 to this Registration Statement).

**23.03	Consent of Richards, Layton & Finger, P.A. (included as Exhibit 5.02 to this Registration Statement).

**23.04	Consent of O’Melveny & Myers LLP (included in Exhibit 8.01 to this Registration Statement).

**24.01	Power of Attorney.

**25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company, as successor trustee to The Bank of New York under the indenture relating to the Debt Securities.

**25.02	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company under the Trust Debt Indenture for Southwest Gas Capital II.

**25.03	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company under the Trust Debt Indenture for Southwest Gas Capital III.

**25.04	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company under the Trust Debt Indenture for Southwest Gas Capital IV.

**25.05	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Guarantee Trustee under the Preferred Trust Securities Guarantee for Southwest Gas Capital II.

**25.06	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Guarantee Trustee under the Preferred Trust Securities Guarantee for Southwest Gas Capital III.

**25.07	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Guarantee Trustee under the Preferred Trust Securities Guarantee for Southwest Gas Capital IV.

**25.08	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Property Trustee under the Amended and Restated Trust Agreement for Southwest Gas Capital II.

**25.09	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Property Trustee under the Amended and Restated Trust Agreement for Southwest Gas Capital III.

**25.10	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as Property Trustee under the Amended and Restated Trust Agreement for Southwest Gas Capital IV.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K incorporated herein by reference.
**	Previously filed.

Item 17.     Undertakings.

The undersigned Registrants hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however,   That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each undersigned Registrant undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-106419) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 5, 2004.

SOUTHWEST GAS CORPORATION

By:	/s/ EDWARD A. JANOV
Edward A. Janov Vice President/Finance

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-106419) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GEORGE C. BIEHL (George C. Biehl)	Director, Executive Vice President, Chief Financial Officer and Corporate Secretary	April 5, 2004

(Manuel J. Cortez)	Director

/s/ MARK M. FELDMAN* (Mark M. Feldman)	Director	April 5, 2004

/s/ DAVID H. GUNNING* (David H. Gunning)	Director	April 5, 2004

/s/ THOMAS Y. HARTLEY* (Thomas Y. Hartley)	Chairman of the Board of Directors	April 5, 2004

(LeRoy C. Hanneman, Jr.)	Director

s/ MICHAEL B. JAGER* (Michael B. Jager)	Director	April 5, 2004

/s/ LEONARD R. JUDD* (Leonard R. Judd)	Director	April 5, 2004

/s/ JAMES J. KROPID* (James J. Kropid)	Director	April 5, 2004

/s/ MICHAEL O. MAFFIE* (Michael O. Maffie)	Director and Chief Executive Officer	April 5, 2004

/s/ CAROLYN M. SPARKS* (Carolyn M. Sparks)	Director	April 5, 2004

/s/ TERRENCE L. WRIGHT* (Terrence L. Wright)	Director	April 5, 2004

/s/ ROY R. CENTRELLA (Roy R. Centrella)	Vice President, Controller and Chief Accounting Officer	April 5, 2004

*By:	/s/ GEORGE C. BIEHL

Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, each of Southwest Gas Capital II, Southwest Gas Capital III, and Southwest Gas Capital IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-106419) to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 5th day of April, 2004.

SOUTHWEST GAS CAPITAL II

By:	/s/ ROBERT M. JOHNSON
Robert M. Johnson

By:	/s/ GREGORY J. PETERSON
Gregory J. Peterson

SOUTHWEST GAS CAPITAL III

By:	/s/ ROBERT M. JOHNSON
Robert M. Johnson

By:	/s/ GREGORY J. PETERSON
Gregory J. Peterson

SOUTHWEST GAS CAPITAL IV

By:	/s/ ROBERT M. JOHNSON
Robert M. Johnson

By:	/s/ GREGORY J. PETERSON
Gregory J. Peterson

Exhibit Index

Exhibit No.	Description of Exhibit

23.01	Consent of PricewaterhouseCoopers LLP.